UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 13, 2025
______________________
Fabrinet
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-34775	98-1228572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited
One Nexus Way, Camana Bay
Grand Cayman
KY1-9005
Cayman Islands

(Address of principal executive offices, including zip code)
+66 2-524-9600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	FN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointment
On October 13, 2025, the board of directors (the “Board”) of Fabrinet (the “Company”) appointed Caroline Dowling to serve on the Board as a Class I director (with a term expiring at the Company’s next annual meeting of shareholders) until her successor is duly elected and qualified or her earlier death, resignation or removal. Ms. Dowling was not appointed to any committees of the Board.
Among other skills and qualifications, Ms. Dowling brings to the Board significant operational and leadership experience at a global manufacturing business and deep industry knowledge. Ms. Dowling is a highly experienced business leader with extensive global knowledge in the technology sector, specifically electronic, technical and logistic services. Ms. Dowling spent more than 20 years at Flex, a top-tier electronic manufacturing services (EMS) provider with operations in 30 countries, most recently serving as Business Group President from 2012 until her retirement in February 2019. In this role, she led the Telecommunications, Enterprise Compute, Networking and Cloud Data Centre and was also responsible for managing the Global Services Division, supporting complex supply chains. Ms. Dowling is a member of the boards of directors of CRH plc (NYSE: CRH), where she also serves on the audit and the safety, environment & social responsibility committees of the board, and DCC plc (LSE: DCC), where she also serves on the audit and the remuneration committees of the board. From November 2019 to May 2025, Ms. Dowling was a member of the board of directors of IMI plc (LSE: IMI), where she also chaired the remuneration committee and served on the nomination committee of the board. Ms. Dowling completed the Harvard Advanced Management Program and holds a Diploma in Environmental, Social & Governance from the Corporate Governance Institute.
Ms. Dowling will be compensated for service on the Board in accordance with the Company’s standard compensation policy for non-employee directors, the current terms of which are described in Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2024. There is no arrangement or understanding between Ms. Dowling and any other persons pursuant to which Ms. Dowling was elected as a director. In addition, Ms. Dowling will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on January 28, 2010 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-163268).
On October 16, 2025, the Company issued a press release announcing Ms. Dowling’s appointment to the Board. The press release is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press release dated October 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

	By:	/s/ CSABA SVERHA
Csaba Sverha
Executive Vice President, Chief Financial Officer

Date: October 16, 2025